Exhibit 10

                        Consent of Price Waterhouse, LLP



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                       Consent of Independent Accountants



We hereby consent to the use in each Prospectus constituting part of the WRL Financial Freedom Builder Post-Effective Amendment No. 1 to the registration statement on Form S-6 (the "Registration Statement") of our report dated January 31, 1997, relating to the financial statements and selected per unit data and ratios of the sub-accounts comprising the WRL Series Life Account, which appears in each Prospectus. We also consent to the reference to us under the heading "Experts" in each Prospectus.


Price Waterhouse LLP


Kansas City, Missouri
December 19, 1997